                                                             Exhibit (a)(1)(iii)

                             Level 3 Finance, LLC,
           a wholly owned subsidiary of Level 3 Communications, Inc.
                          Offers to Purchase for Cash
     the Following Series of Notes Issued by Level 3 Communications, Inc.

Up to $400,000,000 aggregate principal amount of outstanding 9 1/8% Senior Notes due 2008
Up to $150,000,000 aggregate principal amount at maturity of outstanding 10 1/2% Senior Discount Notes due 2008
Up to (Euro)200,000,000 aggregate principal amount of outstanding 10 3/4% Senior Notes due 2008
Up to (Euro)110,000,000 aggregate principal amount of outstanding 11 1/4% Senior Notes due 2010
Up to $250,000,000 aggregate principal amount of outstanding 11% Senior Notes due 2008
Up to $100,000,000 aggregate principal amount of outstanding 11 1/4% Senior Notes due 2010
Up to $100,000,000 aggregate principal amount at maturity of outstanding 12 7/8% Senior Discount Notes due 2010
Up to $300,000,000 aggregate principal amount of outstanding 6% Convertible Subordinated Notes due 2009
Up to $225,000,000 aggregate principal amount of outstanding 6% Convertible Subordinated Notes due 2010 in each case, at a price determined by the "Modified Dutch Auction" procedure described below and within the purchase price ranges set forth below

To Our Clients:

   Enclosed for your consideration is an Offer to Purchase (the "Offer to Purchase") and a form of Letter of Transmittal (the "Letter of Transmittal"), relating to the offers by Level 3 Finance, LLC ("Purchaser"), a Delaware limited liability company and a wholly owned subsidiary of Level 3 Communications, Inc., a Delaware corporation ("Level 3"), to purchase for cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal, in each case, at a price determined by the "Modified Dutch Auction" procedure described below and within the purchase price ranges set forth below:

 . up to $400,000,000 aggregate principal amount of outstanding 9 1/8% Senior
   Notes due 2008 of Level 3 (the "9 1/8% Notes") at a price not greater than $540 nor less than $490 per $1,000 principal amount, plus accrued and unpaid interest thereon to, but not including, the date of purchase;

 . up to $150,000,000 aggregate principal amount at maturity of outstanding
   10 1/2% Senior Discount Notes due 2008 of Level 3 (the "10 1/2% Discount Notes") at a price not greater than $360 nor less than $330 per $1,000 principal amount at maturity;

 . up to (Euro)200,000,000 aggregate principal amount of outstanding 10 3/4%
   Senior Notes due 2008 of Level 3 (the "10 3/4% Euro Notes") at a price not greater than (Euro)530 nor less than (Euro)490 per (Euro)1,000 principal amount, plus accrued and unpaid interest thereon to, but not including, the date of purchase;

 . up to (Euro)110,000,000 aggregate principal amount of outstanding 11 1/4%
   Senior Notes due 2010 of Level 3 (the "11 1/4% Euro Notes") at a price not greater than (Euro)550 nor less than (Euro)510 per (Euro)1,000 principal amount, plus accrued and unpaid interest thereon to, but not including, the date of purchase;

 . up to $250,000,000 aggregate principal amount of outstanding 11% Senior
   Notes due 2008 of Level 3 (the "11% Notes") at a price not greater than $570 nor less than $520 per $1,000 principal amount, plus accrued and unpaid interest thereon to, but not including, the date of purchase;

 . up to $100,000,000 aggregate principal amount of outstanding 11 1/4% Senior
   Notes due 2010 of Level 3 (the "11 1/4% Notes") at a price not greater than $550 nor less than $500 per $1,000 principal amount, plus accrued and unpaid interest thereon to, but not including, the date of purchase;

 . up to $100,000,000 aggregate principal amount at maturity of outstanding
   12 7/8% Senior Discount Notes due 2010 of Level 3 (the "12 7/8% Discount Notes") at a price not greater than $300 nor less than $270 per $1,000 principal amount at maturity;

 . up to $300,000,000 aggregate principal amount of outstanding 6% Convertible
   Subordinated Notes due 2009 of Level 3 (the "2009 Convertible Notes") at a price not greater than $320 nor less than $290 per $1,000 principal amount, plus accrued and unpaid interest thereon to, but not including, the date of purchase; and

 . up to $225,000,000 aggregate principal amount of outstanding 6% Convertible
   Subordinated Notes due 2010 of Level 3 (the "2010 Convertible Notes") at a price not greater than $310 nor less than $280 per $1,000 principal amount, plus accrued and unpaid interest thereon to, but not including, the date of purchase.

The 9 1/8% Notes, 10 1/2% Discount Notes, 10 3/4% Euro Notes, 11 1/4% Euro Notes, 11% Notes, 11 1/4% Notes, 12 7/8% Discount Notes, 2009 Convertible Notes and 2010 Convertible Notes are referred to herein individually as a "series of Notes" and collectively as the "Notes." The 10 1/2% Discount Notes and 12 7/8% Discount Notes are referred to herein collectively as the "Discount Notes." The 10 3/4% Euro Notes and 11 1/4% Euro Notes are referred to herein collectively as the "Euro Notes." The Offer to Purchase together with the Letter of Transmittal (and any amendments or supplements to the Offer to Purchase and the Letter of Transmittal) constitutes a separate "Offer" with respect to each series of Notes. The maximum aggregate principal amount (or principal amount at maturity, as applicable) listed above for a series of Notes is referred to as the "Offer Amount" for that series.

   In each Offer, the Offer Amount is less than 50% of the aggregate outstanding principal amount (or principal amount at maturity, as applicable) of the series of Notes subject to that Offer.

   Under the "Modified Dutch Auction" procedure, Purchaser will accept Notes validly tendered (and not withdrawn) in each Offer in the order of the lowest to highest tender prices specified or deemed to have been specified by tendering holders within the applicable price range for the series of Notes subject to that Offer, and will select the single lowest price so specified (with respect to such series, the "Purchase Price") that will enable Purchaser to purchase the Offer Amount for that series (or, if less than the Offer Amount for that series are validly tendered (and not withdrawn), all Notes of that series so tendered). Purchaser will pay the same Purchase Price for all Notes of a given series validly tendered at or below the Purchase Price for that series (and not withdrawn), upon the terms and subject to the conditions of the applicable Offer, including the proration terms for that Offer.

   In the event that the amount of any series of Notes validly tendered (and not withdrawn) on or prior to the applicable Expiration Date (as defined below) at or below the applicable Purchase Price exceeds the Offer Amount for that series then, subject to the terms and conditions of the applicable Offer, Purchaser will accept for payment such Notes of that series as follows. First, Purchaser will accept for payment all such Notes of that series validly tendered (and not withdrawn) at prices below the applicable Purchase Price. Next, Purchaser will accept for payment such Notes of that series that are validly tendered (and not withdrawn) at the applicable Purchase Price on a pro rata basis from among such tendered Notes of that series. In all cases, Purchaser will make appropriate adjustments to avoid purchases of Notes in a principal amount (or principal amount at maturity, as applicable) other than an integral multiple of $1,000 (or (Euro)1,000 in the case of the Euro Notes).

   Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

 Each Offer will expire at 11:59 p.m., New York City time, on October 5, 2001, unless such Offer is extended (such time and date with respect to an Offer, as it may be extended, the "Expiration Date"). Tendered Notes may be withdrawn at any time prior to the applicable Expiration Date.

   This material relating to the Offers is being forwarded to you as the beneficial owner of Notes carried by us for your account or benefit but not registered in your name. A tender of any Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, Purchaser urges beneficial owners of Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Notes pursuant to the Offers.

   Accordingly, we request instructions as to whether you wish us to tender with respect to any or all of the Notes held by us for your account and, if you wish us to tender, the price(s), if any, at which you wish us to do so. We urge you to read carefully the Offer to Purchase, the Letter of Transmittal and the other materials provided herewith before instructing us to tender your Notes and specifying any tender price(s) in respect thereof.

   Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Notes and specify any tender price(s) in respect thereof on your behalf in accordance with the provisions of the applicable Offer.

   Please note that tenders of Notes pursuant to an Offer must be received by the applicable Expiration Date and that each Offer will expire on the applicable Expiration Date.

   Tenders of Notes pursuant to an Offer may be withdrawn at any time prior to the applicable Expiration Date, but no consideration shall be payable in respect of the Notes so withdrawn.

   Your attention is directed to the following:

      1. Each Offer is for only a limited amount of Notes of the applicable series that are outstanding, as specified in the Offer to Purchase.

      2. If you desire to tender any Notes pursuant to an Offer and receive the applicable Purchase Price, we must receive your instructions in ample time to permit us to effect a tender of Notes on your behalf on or prior to the applicable Expiration Date.

      3. Purchaser's obligation to pay the applicable Purchase Price for tendered Notes is subject to satisfaction of certain conditions set forth in
   Item 9 of the Offer to Purchase under the caption "Conditions to Each
   Offer."

      4. Please be sure to specify the applicable series of Notes being tendered and the tender price, if any, in respect thereof.

   If you wish to have us tender any or all your Notes held by us for your account or benefit and wish to specify price(s) pursuant to an Offer, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Notes held by us and registered in our name for your account, or to specify price(s).

                                 INSTRUCTIONS

   The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offers by Level 3 Finance, LLC with respect to the Notes.

   This will instruct you to tender the principal amount (or principal amount at maturity, as applicable) of the series of Notes indicated below at the price(s) (if any) specified below held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Offer to Purchase, dated September 10, 2001, and the Letter of Transmittal.

                          9 1/8% Senior Notes due 2008
                     10 1/2% Senior Discount Notes due 2008
                          10 3/4% Senior Notes due 2008
                          11 1/4% Senior Notes due 2010
                            11% Senior Notes due 2008
                          11 1/4% Senior Notes due 2010
                     12 7/8% Senior Discount Notes due 2010
                   6% Convertible Subordinated Notes due 2009
                   6% Convertible Subordinated Notes due 2010
                   ------------------------------------------

                                                                     Tender Price per $1,000 Principal Amount or
                                                                   Principal Amount at Maturity, as applicable, or
                                                                 per (Euro)1,000 Principal Amount in the case of Euro
      Series of Notes (please                       Principal  Notes, in multiples of $5 (or (Euro)5 in the case of the
     specify one or more series                     Amount of      Euro Notes) (must be within the applicable range
     of Notes you are tendering         Certificate   Notes        of Purchase Prices for the applicable series of
by checking the applicable box(es))*      Numbers   Tendered**                        Notes)***
------------------------------------------------------------------------------------------------------------------------
     [_] 9 1/8% Notes                                            $
                                                                      (not less than $490 nor greater than $540)
------------------------------------------------------------------------------------------------------------------------
     [_] 10 1/2% Discount Notes                                  $
                                                                      (not less than $330 nor greater than $360)
------------------------------------------------------------------------------------------------------------------------
     [_] 10 3/4% Euro Notes                                      (Euro)
                                                                 (not less than (Euro)490 nor greater than (Euro)530)
------------------------------------------------------------------------------------------------------------------------
     [_] 11 1/4% Euro Notes                                                            (Euro)
                                                                 (not less than (Euro)510 nor greater than (Euro)550)
------------------------------------------------------------------------------------------------------------------------
     [_] 11% Notes                                                                        $
                                                                      (not less than $520 nor greater than $570)
------------------------------------------------------------------------------------------------------------------------
     [_] 11 1/4% Notes                                                                    $
                                                                      (not less than $500 nor greater than $550)
------------------------------------------------------------------------------------------------------------------------
     [_] 12 7/8% Discount Notes                                                           $
                                                                      (not less than $270 nor greater than $300)
------------------------------------------------------------------------------------------------------------------------
     [_] 2009 Convertible Notes                                                           $
                                                                      (not less than $290 nor greater than $320)
------------------------------------------------------------------------------------------------------------------------
     [_] 2010 Convertible Notes                                                           $
                                                                      (not less than $280 nor greater than $310)
------------------------------------------------------------------------------------------------------------------------
*   If the space provided is inadequate, list the series of Notes, certificate numbers, principal amounts and tender price (if any) in respect of Notes being tendered on a separately executed schedule and affix the schedule hereto.
**  Aggregate principal amount of Notes of the given series, other than the Discount Notes. Aggregate principal amount at maturity in the case of each series of Discount Notes. Unless otherwise indicated, it will be assumed that the entire aggregate principal amount, or principal amount at maturity, as applicable, represented by the Notes specified above is being tendered.
*** Each tender price must be in multiples of $5 per $1,000 principal amount or principal amount at maturity, as applicable (or (Euro)5 per (Euro)1,000 principal amount in the case of the Euro Notes) and within the applicable price range for the series of Notes subject to that Offer. In the event no tender price is specified, the holder will be deemed to have tendered the applicable series of Notes at the Minimum Offer Price.

                         PLEASE COMPLETE AND SIGN HERE
                  -------------------------------------------
                   Signature(s):
                  -------------------------------------------
                   Name(s) (Please Print):
                  -------------------------------------------
                   Address:
                  -------------------------------------------
                   Zip Code:
                  -------------------------------------------
                   Area Code and Telephone No.:
                  -------------------------------------------
                   Tax Identification or Social Security No.:
                  -------------------------------------------
                   My Account Number With You:
                  -------------------------------------------
                   Date: